UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 11, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 11, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Alfi, Inc. (the “Company”) and the Company’s management concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2019 and 2020, included in the Company’s Registration Statement on Form S-1 (File No. 333-251959), and the Company’s previously issued interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2021 and June 30, 2021 (collectively, the “Prior Period Financial Statements”), should no longer be relied upon as a result of the accounting errors described below and should be restated. Similarly, any previously furnished or filed reports, press releases, earnings releases, investor presentations or other communications describing the Prior Period Financial Statements and related financial information should not be relied upon.

In connection with the Company’s evaluation of the issues and findings identified in the Company’s previously disclosed internal independent investigation, the Company has been reviewing the Prior Period Financial Statements. While this review is ongoing, to date the Company has identified the following accounting errors:

(i)	The Company incorrectly capitalized certain general and administrative expenses incurred during the years ended December 31, 2018, 2019, and 2020, and incorrectly included those costs in intangible assets in its balance sheets as of December 31, 2019 and 2020, March 31, 2021, and June 30, 2021.

(ii)	The Company overstated the carrying value of tablets by incorrectly reporting them at cost with no allowance for depreciation, resulting in an overstatement of other assets (complimentary devices), net, in its balance sheets as of December 31, 2019 and 2020, March 31, 2021, and June 30, 2021.

(iii)	The Company overstated total assets and total liabilities as of December 31, 2020, by incorrectly recording a note receivable (related parties) and a liability included in current portion of long-term debt (related parties). This note receivable represents a bridge loan provided to the Company by certain related parties that was executed in December 2020 but not fully funded until April 2021.

(iv)	The Company did not recognize and report on its balance sheets as of December 31, 2019 and 2020, March 31, 2021, and June 30, 2021, an office lease in accordance with Financial Accounting Standards Board Accounting Standards Update No. 2018-11, Leases (Topic 842).

Based on the Company’s review to date, the Company preliminarily expects that the restatement of the Company’s previously issued audited financial statements for the years ended December 31, 2019 and 2020 will reflect the following estimated adjustments:

	December 31,
(Dollars in Millions)	2019	2020

AS REPORTED
Consolidated Balance Sheet:
Total assets	$3.4	$7.4
Total liabilities	$0.8	$6.4
Total stockholders' equity	$2.6	$1.0

RESTATED
Consolidated Balance Sheet:
Total assets	$2.1	$2.8
Total liabilities	$1.0	$4.7
Total stockholders' equity	$1.1	($1.9)

EFFECT OF ADJUSTMENTS
Consolidated Balance Sheet:
Total assets	($1.3)	($4.6)
Total liabilities	$0.2	($1.7)
Total stockholders' equity	($1.5)	($2.9)

The effects of the foregoing adjustments on the net income or net loss reported in the consolidated statements of operations for the years ended December 31, 2019 and 2020 are still being determined. Consolidated balance sheets as of interim dates and consolidated statements of operations for interim periods included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 would also be affected by restatements to correct these errors. The Company preliminarily expects the restatements would reduce both total assets and total stockholders’ equity as of June 30, 2021 by approximately $3.0 million. The Company believes the effect of these adjustments on earnings reported for 2021 interim periods is not material because the Company did not continue to capitalize expenses and report them as additions to intangible assets after December 31, 2020.

The foregoing discussion is based on information known to the Company as of the date of this Current Report on Form 8-K. Additional information may be discovered in the course of the Company’s ongoing review of the Prior Period Financial Statements and/or the preparation of the restatements thereof. Such information could result in changes in the Company’s preliminary estimates of the adjustments to the Prior Period Financial Statements identified above or in further adjustments to the Prior Period Financial Statements which have not yet been identified. The actual amount of any adjustments will not be known until the Company completes the restatement work.

Due to the matters described above, the Company expects to conclude that material weaknesses existed in the Company’s internal control over financial reporting for the periods covered by the Prior Period Financial Statements and that the Company’s disclosure controls and procedures for such periods were not effective. The Company will amend any disclosures pertaining to the evaluation of such controls and procedures, and provide additional disclosures, as appropriate, in connection with its restatement of the Prior Period Financial Statements.

The Audit Committee has discussed the matters disclosed in Item 4.02 of this Current Report on Form 8-K with Frazier & Deeter, LLC, the Company’s independent registered public accounting firm. The Prior Period Financial Statements were audited or reviewed, as applicable, by Slack & Company CPAs, LLC (“Slack”), who resigned as the Company’s independent registered public accounting firm in August 2021. As previously disclosed, during the fiscal years ended December 31, 2019 and 2020, and from January 1, 2021 through the date of Slack’s resignation: (i) there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Slack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Slack, would have caused Slack to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such years; and (ii) there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01	Other Events.

Nasdaq Noncompliance

As previously disclosed, on November 18, 2021 the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company is not in compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”), because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Third Quarter Form 10-Q”). On January 17, 2022, the Company submitted to Nasdaq for review a plan to regain compliance with the Rule, which the Company subsequently updated on February 22, 2022 (the “Compliance Plan”).

On March 1, 2022, Nasdaq notified the Company that Nasdaq has determined to grant an exception to enable the Company to regain compliance with the Rule. Pursuant to such exception, the Company must file with the SEC, on or before May 16, 2022, the Third Quarter Form 10-Q and all other filings with the SEC as required by the Rule.

Following the completion of the audit and the preparation of the restatements of the Prior Period Financial Statements, the Company intends to file the Third Quarter Form 10-Q as soon as practicable. While the Company believes that it will be able to file with the SEC by May 16, 2022 the Third Quarter Form 10-Q, the restatements of the Prior Period Financial Statements on the applicable forms, and all other filings which the Company is required to file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Quarterly Report on Form 10-Q for the quarter ending March 31, 2022, no assurance is given that all such filings will be made by May 16, 2022, or that the Company will otherwise regain compliance with the Rule or maintain compliance with the other continued listing requirements of the Nasdaq Listing Rules.

Nasdaq has notified the Company that, if it does not file with the SEC by May 16, 2022 the Third Quarter Form 10-Q and all other filings as required by the Rule, then Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company expects that it will need to submit to Nasdaq an update to the Compliance Plan to address the matters described in this Current Report on Form 8-K and intends on doing so. If Nasdaq does not accept such update, then the Company expects that Nasdaq will provide written notification that the Company’s securities will be delisted.

Liquidity

Since its inception, the Company has generated only nominal revenue from customers and business activity and currently has very limited cash on hand. As a result, the Company intends to raise additional capital through the sale of the Company’s condominium located in Miami Beach, Florida, and through equity and debt financings. The Company and its management provide no assurance that such sale or financing transactions will be completed on terms favorable to the Company, or at all, or that, if completed, the proceeds therefrom will be sufficient to enable the Company to continue its development activities or sustain operations. The terms of any financing transactions that may be undertaken by the Company may adversely affect the holdings or the rights of the Company’s stockholders.

If the Company is unable to raise sufficient additional capital, then it will be required to more aggressively manage its cash flow by extending payables, reducing overhead and scaling back its current business plan until sufficient additional capital is raised to support continued operations. There is no assurance that such efforts will be successful. Furthermore, if the Company is unable to raise sufficient additional capital, then the Company will be required to pursue other alternatives which may include selling assets, selling or merging its business, ceasing operations or filing a petition for bankruptcy (either liquidation or reorganization) under applicable bankruptcy laws.

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Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this Current Report on Form 8-K are forward-looking statements, including statements regarding the Company’s ongoing review of the Prior Period Financial Statements, the Company’s expectation regarding the preliminary estimated adjustments to the Prior Period Financial Statements, the Company’s belief regarding its ability to file all required SEC filings by May 16, 2022, the Company’s ability to regain compliance with the Rule or otherwise maintain compliance with the other continued listing requirements of the Nasdaq Listing Rules, and the Company’s ability to raise sufficient additional capital to continue operations. Such forward looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology. Forward-looking statements are based on beliefs and assumptions by the Board and management, and on information currently available to the Board and management. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential consequences of the matters discussed in this Current Report on Form 8-K include, but are not limited to: the possibility that the Nasdaq may delist the Company’s securities; the possibility that the Company will not be able to become current in its filings with the SEC; investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of civil or criminal penalties; the risk that the Company may become subject to additional stockholder lawsuits or claims; the effect on the Company’s conclusions regarding the effectiveness of internal control over financial reporting and disclosure controls and procedures; the possibility that the Company will be unable to raise sufficient additional capital to continue operations; and the possibility that the Company will be required to sell assets, sell or merge its business, cease operations or file a petition for bankruptcy. For additional factors that could cause results to differ materially from forward-looking statements contained in this Current Report on Form 8-K, see the Risk Factors section contained in the Company’s prospectus relating to its initial public offering, filed with the SEC. Copies of such filing are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date hereof, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: March 11, 2022